Exhibit 99.1

Press Release

COSTCO WHOLESALE CORPORATION ANNOUNCES AN INCREASE

IN ITS QUARTERLY CASH DIVIDEND

ISSAQUAH, Wash., April 14, 2016 – Costco Wholesale Corporation (“Costco” or the “Company”) (Nasdaq: COST) today announced that its Board of Directors has declared a quarterly cash dividend on Costco common stock and approved a quarterly increase from $.40 to $.45 per share, or $1.80 per share on an annualized basis. The dividend is payable May 13, 2016, to shareholders of record at the close of business on April 29, 2016.

Costco currently operates 703 warehouses, including 492 in the United States and Puerto Rico, 90 in Canada, 36 in Mexico, 27 in the United Kingdom, 24 in Japan, 12 in Korea, 12 in Taiwan, eight in Australia and two in Spain. Costco also operates electronic commerce web sites in the U.S., Canada, the United Kingdom, Mexico, Korea and Taiwan.

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For these purposes, forward-looking statements are statements that address activities, events, conditions or developments that the Company expects or anticipates may occur in the future. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. These risks and uncertainties include, but are not limited to, domestic and international economic conditions, including exchange rates, the effects of competition and regulation, uncertainties in the financial markets, consumer and small business spending patterns and debt levels, breaches of security or privacy of member or business information, conditions affecting the acquisition, development, ownership or use of real estate, capital spending, actions of vendors, rising costs associated with employees (including health care costs), energy and certain commodities, geopolitical conditions, and other risks identified from time to time in the Company’s public statements and reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements, except as required by law.

CONTACTS:	Costco Wholesale Corporation
Richard Galanti, 425/313-8203
Bob Nelson, 425/313-8255
Jeff Elliott, 425/313-8264
David Sherwood, 425/313-8239